UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) March 30, 2004

Commission File Number 000-24575

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-3410234
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6670 SPRINGLAKE RD., KEYSTONE HEIGHTS, FLORIDA	32656
(Address of Principal Executive Offices)	(Zip Code)

(352) 473-6673

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 30, 2004, registrant issued a press release announcing that the Telecommunications Industry Association (“TIA”) had issued a standard for Commercial Building Telecommunications Cabling regarding Telecommunications Cabling for Telecommunications Enclosures, which will become ANSI/TIA/EIA-568-B.1 Addendum 5. The new TIA Standard specifies when and where active zone enclosures, called Telecommunications Enclosures or TE’s, can be used in a structured cabling system. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

7. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated March 30, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and
Treasurer

Date: April 2, 2004